Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-123055 and 333-122477 on Form S-8 of our report dated June 25, 2008, appearing in the Annual Report on Form 11-K of the PHH Corporation Employee Savings Plan for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 25, 2008